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                                                                    EXHIBIT 99.1

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      Stephanie Mishra (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

                                                           FOR IMMEDIATE RELEASE
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                         GREATER BAY BANCORP ANNOUNCES
                      COMPLETION OF COMMON STOCK OFFERING

PALO ALTO, CA, December 22, 1999 -- Greater Bay Bancorp (Nasdaq:GBBK) announced today that it had completed a private offering to institutional investors of 535,000 restricted shares with gross proceeds of approximately $19,800,000. The company has agreed to file a registration statement with the SEC within 30 business days, to register the shares for resale; however, the shares may be subject to certain trading restrictions in the event of material developments relating to Greater Bay Bancorp. U.S. Bancorp Piper Jaffray Inc. and Keefe, Bruyette & Woods, Inc. acted as placement agents for the offering.

David L. Kalkbrenner, President and Chief Executive Officer of the company, stated, "Greater Bay Bancorp continues to significantly increase its base of quality assets through internal growth initiatives combined with mergers with select independent banks. The additional funds raised in this offering bolster the capital strength of Greater Bay Bancorp and will be utilized to support our internal growth which has exceeded 30% annually over the past 3 years. We
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continually look at enhancing value for our current shareholders and we feel comfortable in our ability to meet the analysts' consensus earnings estimates for the year 2000."

Greater Bay Bancorp is a financial services holding company with $2.3 billion in assets as of September 30, 1999. In October 1999, the company completed a merger with Bay Commercial Services, the holding company for Bay Bank of Commerce. In addition, Greater Bay Bancorp recently signed definitive agreements to merge with Mt. Diablo Bancshares, which is anticipated to close in the first quarter of 2000, and Coast Bancorp, which is anticipated to close late in the first quarter or early in the second quarter of 2000. On a pro forma basis, if all of these mergers had occurred on September 30, 1999, Greater Bay Bancorp would have had assets of approximately $3.0 billion.

Greater Bay Bancorp and its financial services subsidiaries, Bay Area Bank, Bay Bank of Commerce, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce, along with its operating divisions, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay Bank Santa Clara Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in Cupertino,
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Fremont, Hayward, Millbrae, Palo Alto, Redwood City, San Francisco, San Jose,
San Leandro, San Mateo, San Ramon, Santa Clara and Walnut Creek.

Safe Harbor

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's continuing growth strategy, its plans regarding the leveraging of the additional capital and its impact on earnings and shareholder returns and the closing of the pending mergers with Mt. Diablo Bancshares and Coast Bancorp. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact which changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers has on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and on the quality of the Company's earning assets; (2) the period of time it takes the Company to leverage the additional funds into earning assets; (3) when and if the pending mergers with Mt. Diablo Banchshares and Coast Bancorp are consummated and (4) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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